As filed with the Securities and Exchange Commission on April 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Graham Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	16-1194720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 Florence Avenue

Batavia, New York 14020

(585) 343-2216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Thome

Vice President - Finance, Chief Financial Officer,

Chief Accounting Officer and Corporate Secretary

Graham Corporation

20 Florence Avenue

Batavia, NY 14020

(585) 343-2216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(858) 231-1248

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated April 30, 2026

PRELIMINARY PROSPECTUS

GRAHAM CORPORATION

599,808 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the public offering of up to 599,808 shares of common stock, par value $0.10 per share (“common stock”), of Graham Corporation by the selling stockholders. This prospectus provides you with a general description of the common stock. You should carefully read this prospectus and the documents incorporated by reference into this prospectus before buying any of the shares of common stock being offered.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The registration of the resale of the common stock does not mean the selling stockholders will actually offer or sell the full number of shares of common stock being offered by this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will bear all of the expenses of registering these shares. The selling stockholders will pay or assume the brokerage commission and similar charges, if any, incurred in the sale of the common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GHM.” On April 27, 2026, the last reported sale price of our common stock reported on NYSE was $94.66 per share.

Investing in our securities is speculative and involves a high degree of risk. You should carefully read and consider the risk factors described under the heading “Risk Factors” beginning on page 4 of this prospectus and the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

Prospectus

i

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

We have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please see sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.”

We have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

References in this prospectus to the terms the “Company,” the “Corporation,” “Graham,” “we,” “our” and “us,” or other similar terms, mean Graham Corporation, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “forecast,” “strategy,” “future,” “should,” “will be,” “will continue,” “will likely result” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. For a discussion of these and other factors that could cause our actual results to differ from those contemplated in the forward-looking statements, please see the discussion in the “Risk Factors” section below. Our forward-looking statements do not reflect the potential impact of any future acquisition, dispositions, strategic alliances, joint ventures, collaborations or investments we may make.

You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

THE OFFERING

Issuer:	Graham Corporation

Common stock being offered:	599,808 shares of common stock.

Use of proceeds:	We will not receive any of the proceeds from the sale of common stock by the selling stockholders. See “Use of Proceeds.”

Nasdaq trading symbol:	Our common stock is listed on the NYSE under the symbol “GHM.”

Risk factors:	The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

THE COMPANY

We are a global leader in the design and manufacture of mission critical fluid, power, heat transfer, vacuum, and advanced mixing technologies for the Defense, Energy & Process, and Space industries. For the Defense industry, our equipment is used in nuclear and non-nuclear propulsion, power, fluid transfer, thermal management, and advanced mixing systems. For the Energy & Process industries we supply equipment for vacuum, heat transfer, advanced mixing, and fluid transfer applications used in oil refining, downstream chemical facilities, fertilizers, ethylene, methanol, energetics, edible oil, food & beverage, pulp & paper, medical, and multiple alternative energy applications such as hydrogen, small modular nuclear, concentrated solar, lithium extraction, and geothermal processes. For the Space industry, our equipment is used in propulsion, power, thermal management, advanced mixing, and life support systems.

Our brands are built upon engineering expertise and close customer collaboration to design, develop, and produce mission critical equipment and systems that enable our customers to meet their economic and operational objectives. Continual improvement of our processes and systems to ensure qualified and compliant equipment is hallmarks of our brand. Our early engagement with customers and support until the end of service life are values upon which our brands are built.

Our corporate headquarters is co-located with our production facilities in Batavia, New York, where surface condensers and ejectors are designed, engineered, and manufactured. Our wholly-owned subsidiary, Barber-Nichols, LLC (“BN”), based in Arvada, Colorado, designs, develops, manufactures and sells specialty turbomachinery products for the space, aerospace, cryogenic, defense and energy markets. P3 Technologies, LLC (“P3”), a wholly-owned subsidiary of BN, located in Jupiter, Florida, provides custom turbomachinery engineering, product development, manufacturing and testing products and services. Our wholly-owned subsidiaries, FlackTek Manufacturing, LLC and FlackTek Sales, LLC (collectively “FlackTek”), headquartered in Louisville, Colorado, with a satellite location in Greensville, South Carolina, provides advanced mixing and material processing solutions. We also have wholly-owned foreign subsidiaries, Graham Vacuum and Heat Transfer Technology Co., Ltd. (“GVHTT”), located in Suzhou, China and Graham India Private Limited (“GIPL”), located in Ahmedabad, India. GVHTT provides sales and engineering support for us throughout Southeast Asia. GIPL provides sales and engineering support for the refining, petrochemical, edible oils, and fertilizer markets in India and the Middle East.

We were incorporated in Delaware in 1983 and are the successor to Graham Manufacturing Co., Inc., which was incorporated in New York in 1936. Our stock is traded on the NYSE under the ticker symbol “GHM.” Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020 and our telephone number is (585) 343-2216. Our website is located at www.grahamcorp.com.

Recent Development

On April 14, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accounts advised by T. Rowe Price Investment Management, Inc. (the “Investors”) pursuant to which we agreed to sell an aggregate of 599,808 shares of common stock (the “Shares”) for $83.36 per share for aggregate gross proceeds of $50 million (the “PIPE”). The share price was determined based upon the 20-day average closing price of the Company’s common stock as reported on the NYSE as of April 13, 2026. The Purchase Agreement contained customary representations, warranties, covenants and indemnification obligations of the Company and the Investors. The PIPE closed on April 16, 2026.

Further, pursuant to the terms of the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Investors on April 16, 2026. Under the Registration Rights Agreement, we have agreed to register the Shares on a registration statement to be filed with the SEC within 30 calendar days following the closing of the PIPE and agreed to use our reasonable best efforts to have the registration statement declared effective upon the earlier of: (i) the 75th calendar day following the initial filing date of the registration statement if the SEC notifies us that it will “review” the registration statement and (ii) the fifth Business Day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus, which you may obtain without charge by following the instructions under “Where You Can Find More Information,” including those risks identified under the caption “ Risk Factors” in our filings with the SEC, which are incorporated by reference in this prospectus.

DESCRIPTION OF OUR COMMON STOCK

The following description summarizes the general provisions of our common stock that the selling stockholders may offer from time to time pursuant to this Registration Statement of which this prospectus is a part. The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The information below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to “Where You Can Find More Information” above for directions on obtaining these documents.

General

We are authorized to issue up to 25,500,000 shares of common stock, par value $0.10 per share. Each share of common stock entitles the holder to the same rights, and is the same in all respects, as each other share of common stock. Holders of common stock are entitled to: (1) one vote per share on all matters requiring a shareholder vote; (2) a ratable distribution of dividends, if and when, declared by our board of directors; and (3) in the event of a liquidation, dissolution or winding up of us, to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The shares of common stock, when issued in the manner described in this prospectus, will be fully paid and nonassessable.

Exchange Listing

Our common stock is listed on the NYSE under the symbol “GHM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 599,808 shares of common stock.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the number of shares offered by each selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder before this offering, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. To our knowledge, except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. None of the selling stockholders has had any position, office or other material relationship, within the past three years, with us or with any of our predecessors or affiliates.

The term “selling stockholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholder. To our knowledge, each selling stockholder has sole voting and investment power with respect to its shares of common stock, except as otherwise indicated in the footnotes to the table below.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portion of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering. As such, for purposes of the table below, we have assumed that after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the selling stockholders and have further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing the shares of common stock.

Selling Stockholder(1)	Number of Shares Beneficially Owned Before Offering(2)	Percentage of Shares Beneficially Owned Before Offering(3)	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(3)
T. Rowe Price Small-Cap Value Fund, Inc.	117,104	1.00%	117,104	—	—
T. Rowe Price U.S. Small-Cap Value Equity Trust	76,431	*	76,431	—	—
T. Rowe Price U.S. Equities Trust	6,046	*	6,046	—	—
T. Rowe Price Associates, Inc.	61	*	61	—	—
T. Rowe Price Small-Cap Stock Fund, Inc.	180,221	1.54%	180,221	—	—
T. Rowe Price Institutional Small-Cap Stock Fund	96,592	*	96,592	—	—
T. Rowe Price Spectrum Conservative Allocation Fund	1,521	*	1,521	—	—

T. Rowe Price Spectrum Moderate Allocation Fund	2,276	*	2,276	—	—
T. Rowe Price Spectrum Moderate Growth Allocation Fund	6,171	*	6,171	—	—
T. Rowe Price Moderate Allocation Portfolio	253	*	253	—	—
U.S. Small-Cap Stock Trust	8,111	*	8,111	—	—
TD Mutual Funds - TD U.S. Small-Cap Equity Fund	6,765	*	6,765	—	—
T. Rowe Price U.S. Small-Cap Core Equity Trust	85,775	*	85,775	—	—
Costco 401(k) Retirement Plan	12,481	*	12,481	—	—

*	Indicates less than 1%.
(1)

T. Rowe Price Investment Management, Inc. (“T. Rowe Price”) serves as investment advisor with power to direct and/or sole power to vote the common stock owned by the selling stockholders. T. Rowe Price may be deemed to be the beneficial owner of all shares held by the selling stockholders. T. Rowe Price disclaims beneficial ownership of such common stock. T. Rowe Price Investment Services, Inc. (“TRPIS”) a registered broker-dealer, is a subsidiary of T. Rowe Price, the investment advisor to the selling stockholders. TRPIS was formed primarily for the limited purpose of acting as principal underwriter and distributor of share of the funds in the T. Rowe Price mutual fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. T. Rowe Price Investment Management, Inc. is a wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The address of the selling stockholders is C/O T. Rowe Price Associates, Inc., 1307 Point Street, Baltimore, MD 21231.

(2)	Beneficial ownership as of April 27, 2026.
(3)	Based on 11,672,823 shares of common stock outstanding as of April 27, 2026.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares of common stock or interests therein:

•	distributions to members, partners, stockholders or other equity holders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. We also maintain an Internet site at www.grahamcorp.com where in the “Investor Relations” section of the site you can obtain our annual, quarterly and current reports and amendments to those reports, if any. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC at no cost to you by writing or telephoning us at the following address: Christopher J. Thome, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020, telephone (585) 343-2216.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of the prospectus and prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed on June 9, 2025;

•

Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2025, September 30, 2025 and December 31, 2025, filed on August  5, 2025, November  7, 2025 and February 6, 2026, respectively;

•

Our Current reports on Form 8-K filed on June  6, 2025, August  29, 2025, September 3, 2025 (as amended by the Form 8-K/A filed on November  10, 2025), October  21, 2025, January  26, 2026, February  17, 2026, March  30, 2026, and April 15, 2026; and

•

The description of our common stock contained in our registration statement on  Form 8-A, filed with the SEC on April 21, 2014, including any subsequently filed amendments and reports updating such description (including  Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed on May 31, 2019).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus at no cost to you through the “Investor Relations” section of our website (www.grahamcorp.com) or by writing or telephoning us at the following address: Christopher J. Thome, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020, telephone (585) 343-2216.

LEGAL MATTERS

The validity of the issuance of securities offered hereby will be passed upon by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The financial statements of Graham Corporation as of March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025, incorporated by reference in this Prospectus, and the effectiveness of Graham Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

GRAHAM CORPORATION

599,808 Shares of Common Stock Offered by the Selling Stockholders

Prospectus

, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$7,935
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	75,000
Miscellaneous Fees and Expense	3,000

Total:	$110,935

Item 15. Indemnification of Directors and Officers.

The following is a summary of the general effect of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended (the “Charter”), and certain agreements entered into with each of our directors and executive officers relating to the indemnification of our directors and officers and insurance therefor. Such summaries are necessarily subject to the complete text of such statute, bylaws, certificate of incorporation and agreements and are qualified in their entirety by reference thereto.

Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Section 145 of the DGCL also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Section 2 of our Charter provides that our directors or officers shall be indemnified by the corporation against any liabilities incurred in their capacity as a director or officer, such indemnification to include payment by the corporation of expenses incurred in defending a proceeding in advance of its final disposition, to the fullest extent permitted by the DGCL or as may be provided by written agreement with the Corporation.

We have entered into an indemnification agreement with each of our directors and officers. Under the terms of the indemnification agreements, subject to certain exceptions specified in the indemnification agreements, we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law in the event a director or officer becomes subject to or a participant in certain claims or proceedings as a result of his or her service as a director or officer. We will also, subject to certain exceptions and repayment conditions, advance to our directors and officers specified indemnifiable expenses incurred in connection with such claims or proceedings.

We have an insurance policy which will entitle us to be reimbursed for certain indemnity payments we are required or permitted to make to our directors and officers.

Item 16. Exhibits

Exhibit Number	Description

4.1	Certificate of Incorporation of Graham Corporation, as amended, is incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

4.2	Amended and Restated By-laws of Graham Corporation, is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 1, 2022.

4.3	Form of Securities Purchase Agreement, dated April 14, 2026, is incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 15, 2026.

4.4	Form of Registration Rights Agreement, is incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 15, 2026.

4.5	Description of Securities is incorporated herein by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2019.

5.1	Opinion of Harter Secrest & Emery LLP (filed herewith)

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm (filed herewith).

23.2	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

107	Filing Fee Table (filed herein)

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York, on April 30, 2026.

GRAHAM CORPORATION

By:	/s/ Christopher J. Thome
Name:	Christopher J. Thome
Title:	Vice President – Finance, Chief Financial Officer and Chief Accounting Officer

We, the undersigned officers and directors of Graham Corporation, hereby severally constitute and appoint Matthew J. Malone and Christopher J. Thome, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Matthew J. Malone Matthew J. Malone	President and Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2026

/s/ Christopher J. Thome Christopher J. Thome	Vice President—Finance, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2026

/s/ James J. Barber James J. Barber	Director	April 30, 2026

/s/ Mauro Gregorio Mauro Gregorio	Director	April 30, 2026

/s/ Cari L. Jaroslawsky Cari L. Jaroslawsky	Director	April 30, 2026

/s/ Jonathan W. Painter Jonathan W. Painter	Director and Lead Independent Director	April 30, 2026

/s/ Lisa M. Schnorr Lisa M. Schnorr	Director	April 30, 2026

/s/ Troy A. Stoner Troy A. Stoner	Director	April 30, 2026

/s/ Daniel J. Thoren Daniel J. Thoren	Director and Executive Chairman of the Board	April 30, 2026